UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 5, 2019

ANTERO MIDSTREAM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38075	61-1748605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code (303) 357-7310

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                   Entry Into a Material Definitive Agreement.

In connection with the appointment of David H. Keyte as a member of the board of directors (the “Board”) of Antero Midstream Corporation (the “Company”), the Company entered into an Indemnification Agreement with Mr. Keyte pursuant to which the Company will be required to indemnify Mr. Keyte to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company and to advance him expenses incurred as a result of any proceeding against him to which he could be indemnified.

The foregoing description is qualified in its entirety by reference to the full text of the Indemnification Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain  Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2019, the Company announced that the Board, upon the recommendation of its Nominating and Governance Committee, appointed David H. Keyte to the Board as a Class III director, effective as of April 5, 2019. Also effective April 5, 2019, Mr. Keyte was appointed to serve on the Board’s Conflicts Committee, Nominating & Governance Committee and Compensation Committee. Further, Mr. Keyte will serve as Chairman of the Board’s Compensation Committee. The Board determined that Mr. Keyte meets the independence requirements under the rules of the New York Stock Exchange and the Company’s independence standards, and that there are no transactions between the Company and Mr. Keyte that would require disclosure under Item 404(a) of Regulation S-K. There are no understandings or arrangements between Mr. Keyte and any other person pursuant to which Mr. Keyte was selected to serve as a director of the Board.

Mr. Keyte will receive the standard non-employee director compensation for serving on the Board. Mr. Keyte will receive $70,000, $5,000 and $5,000 per year for his membership on the Board, the Nominating & Governance Committee, and the Conflicts Committee, respectively. For his role as Chairman of the Compensation Committee, he will receive $15,000 per year.

In connection with his appointment to the Board, the Company entered into an Indemnification Agreement with Mr. Keyte.  The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02 of this Current Report on Form 8-K.

Item 7.01.                Regulation FD Disclosure.

A copy of the Company’s press release announcing the appointment of Mr. Keyte to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01                   Financial Statements and Exhibits

(d    Exhibits.

Exhibits	Description
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (Commission File No. 001-38075) filed on March 12, 2019).

99.1	Antero Midstream Corporation press release, dated April 8, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO MIDSTREAM CORPORATION

	By:	/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President and Secretary
Dated: April 8, 2019

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